EXHIBIT 23.3

                            KPMG AUDIT PLC              Tel +44 (0) 20 7311 1000
                            TRANSACTION SERVICES        Fax +44 (0) 20 7311 3311
                            Canary Wharf (9th Floor)    DX 38050 Blackfriars
                            1 Canada Square
                            London E14 5AG
                            United Kingdom


The Directors
Permanent Financing (No. 8) PLC
35 Great St. Helen's
London                                                       Our ref jdd/lg/263
EC3A 6AP



                                                        Contact  Jacquie Driver
                                                                 020 7311 5077

7 June 2005


Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 8) PLC

We consent to the use in the Registration Statement of Permanent Financing (No.
8) PLC and Permanent Funding (No. 1) Limited on Form S-11, filed on 7 June 2005, of our report on Permanent Financing (No. 8) PLC dated 7 June 2005 and our report on Permanent Funding (No. 1) Limited dated 15 March 2005 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 7 June 2005.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.


Yours faithfully

/S/ KPMG Audit Plc

KPMG Audit Plc


KPMG Audit Plc, a company incorporated          Registered in England No 3110745
under the UK Companies Acts, is a member        Registered office: 8 Salisbury
of KPMG International, a Swiss cooperative      Square, London EC4Y 8BB